UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

Merix Corporation

(Exact name of registrant as specified in its charter)

Oregon	0-23818	93-1135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15725 SW Greystone Court Suite 200 Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 716-3700

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2008, the Board of Directors of Merix Corporation (the “Company”) elected Francis Yuen to serve as a member of the Board of Directors for a term that will expire at the Company’s 2008 Annual Shareholders Meeting. Mr. Yuen will serve as chair of the Asia Advisory Committee of the Company’s Board of Directors. In connection with his election to the Board of Directors, Mr. Yuen will enter into a standard form of indemnification agreement provided to board members pursuant to which the Company will provide indemnification against certain expenses incurred in connection with any proceeding to which the indemnitee is a party or threatened to be made a party, including actions by or in the right of the Company, upon a showing of certain requirements. In addition, the agreement provides that the Company will provide indemnification against losses and liabilities that arise out of or are based upon any material misstatements or omissions regarding the Company under the Securities Act of 1933, as amended, or any other statute or common law. There are no related party transactions between the Company and Mr. Yuen.

On April 8, 2008, the Board of Directors also appointed Allen Muhich, Vice President, Finance & Investor Relations, as the principal accounting officer of the Company. Mr. Muhich, 40, was appointed to his current position in fall 2006 and was Director of Finance from fall 2005 to fall 2006. From 2002 to fall 2005, he was Director of Finance, Office Group, of Xerox Corporation, a global provider of document equipment, software, solutions and services. In connection with his appointment as principal accounting officer, Mr. Muhich has entered into an executive severance and non-competition agreement pursuant to which he is eligible to receive a cash payment equal to six months of his annual base salary and certain other severance benefits in the event his employment terminates other than for cause or as a result of death or disability, and a cash payment equal to one year of his annual base salary and certain other severance benefits in the event the Company terminates his employment, other than for cause or as a result of death or disability, within 24 months following a change in control of the Company. There are no related party transactions between the Company and Mr. Muhich.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Merix Corporation, dated April 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merix Corporation (Registrant)

Date: April 9, 2008	By:	/s/ Kelly E. Lang
Kelly E. Lang Executive Vice President, Finance and Chief Financial Officer

3